Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS STRONG PERFORMANCE FOR THE THIRD QUARTER OF 2010

BETHESDA, MD; October 13, 2010 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the third quarter ended September 10, 2010.

Highlights

•	Comparable hotel RevPAR increased 8.8% for the quarter compared to 2009, reflecting an increase in average daily rate of 4.5% and an occupancy increase of 2.9 percentage points.

•	Operating profit under GAAP increased $31 million and comparable hotel adjusted operating profit increased $23 million for the third quarter of 2010 compared to the third quarter of 2009.

•	The Company invested approximately $430 million to acquire three hotels in London, New York and Chicago.

•	Subsequent to quarter end, the Company further expanded its international portfolio with the acquisition of the JW Marriott, Rio de Janeiro for $48 million.

Third Quarter Results

•

Revenues for owned hotels increased $65 million, or 7.4%, for the third quarter of 2010 and $84 million, or 3.1%, for year-to-date 2010. Total revenue increased $103 million, or 11.4%, for the third quarter and $125 million, or 4.4%, for year-to-date 2010. Approximately $38 million of the total revenue increase for the quarter and year-to-date period was due to the inclusion of property-level revenues beginning July 7, 2010 for 71 leased, select-service hotels for which the Company previously recorded rental income, due to the termination of two subleases on July 6, 2010. See the footnotes to the consolidated statements of operations for further discussion.

•

Net loss was $61 million, or $.09 per diluted share, for the third quarter of 2010 compared to a net loss of $58 million, or $.09 per diluted share, for the third quarter of 2009. For year-to-date 2010, the net loss was $126 million, or $.20 per diluted share, compared to a net loss of $187 million, or $.33 per diluted share, for year-to-date 2009.

The Company’s operating results include transactions, such as gains or losses on debt extinguishments, impairment charges, litigation costs, gains on dispositions and acquisition costs, that can significantly affect earnings, FFO per diluted share and Adjusted EBITDA. The net effect of these items was a decrease to earnings per diluted share of $.02 and $.04 for the third quarter and year-to-date 2010, respectively, and an increase of $.02 and a decrease of $.16 in earnings per diluted share for the third quarter and year-to-date 2009, respectively.

•

FFO was $75 million, or $.11 per diluted share, for the third quarter of 2010 compared to $66 million, or $.11 per diluted share, for the third quarter of 2009. The net effect of the transactions noted above decreased FFO per diluted share by $.02 for the third quarter of 2010, but had no per share effect for the third quarter of 2009. For year-to-date 2010, FFO was $275 million, or $.42 per diluted share, compared to $191 million, or $.33 per diluted share, for year-to-date 2009. The net effect of the above transactions decreased FFO per diluted share by $.04 and $.22 for year-to-date 2010 and 2009, respectively.

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items was $163 million for the third quarter and $539 million for year-to-date 2010, an increase of $24 million and a decrease of $31 million, respectively, compared to the same periods in 2009. The net effect of the transactions noted above decreased Adjusted EBITDA by $3 million and $8 million for the third quarter and year-to-date 2010, respectively.

For further detail of the transactions affecting net income, earnings per diluted share, FFO per diluted share and Adjusted EBITDA, refer to the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share.”

Adjusted EBITDA, FFO, FFO per diluted share and comparable hotel adjusted operating profit margins are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the third quarter of 2010 increased 8.8%. The increase in RevPAR was significantly affected by the improvement in average room rate for transient business of 6.8% combined with an increase in transient demand of 1.8%. Group demand increased 7.9%, combined with a 1.3% increase in rate. For year-to-date 2010, comparable hotel RevPAR increased 5.6%.

Comparable hotel adjusted operating profit margins for the third quarter of 2010 increased 150 basis points, despite a $5 million, or 50 basis point, decline in revenues from attrition and cancellation fees compared to 2009. For year-to-date 2010, comparable hotel operating profit margins decreased 20 basis points, compared to 2009, which includes a $33 million, or 90 basis point, decline in revenues from attrition and cancellation fees.

ACQUISITIONS AND INVESTMENTS

As previously announced, during the third quarter the Company completed the acquisition of three, high-quality hotel assets in New York, Chicago and London for a total investment of approximately

$430 million, including assumed consolidated debt of $166 million. Consistent with the Company’s long-term strategy, each hotel is located in a key urban market and is operated under a premium brand.

Subsequent to quarter end, the Company acquired the 245-room JW Marriott Hotel Rio de Janeiro, Brazil for approximately $48 million, which represents the Company’s second international acquisition this year and an expansion into a new strategic market. The property is consistently rated as one of the top Latin American hotels for leisure travel and is located beside the world famous Copacabana Beach.

BALANCE SHEET

As of September 10, 2010, the Company had approximately $838 million of cash and cash equivalents and $543 million of available capacity under its credit facility. The Company intends to use $121 million of cash to defease the mortgage debt assumed with the September 2010 acquisition of the W New York-Union Square. Subsequent to the defeasance and the acquisition of the JW Marriott, Rio de Janeiro, the Company will have approximately $670 million of cash and cash equivalents.

On August 25, 2010, the Company redeemed $225 million of its 7 1/8% Series K senior notes that were due in November of 2013 and recorded a $7 million loss on debt extinguishment, which is included in interest expense.

During the third quarter of 2010, the Company issued 7.4 million shares of common stock at an average price of $14.08 for net proceeds of approximately $103.5 million. These sales were made in “at-the-market” offerings pursuant to two separate Sales Agency Financing Agreements with BNY Mellon Capital Markets, LLC, each of which had an aggregate offering price of $400 million. All shares available under the first agreement have been issued, while the second agreement has approximately $350 million of capacity remaining.

CAPITAL EXPENDITURES

Capital expenditures totaled approximately $49 million and $149 million for the quarter and year-to-date 2010, respectively. These expenditures included return on investment and repositioning projects of approximately $17 million and $50 million for the quarter and year-to-date 2010. The Company anticipates that capital expenditures will be between $300 million and $320 million during 2010.

DIVIDEND

On September 16, 2010, the Company’s board of directors authorized a regular quarterly cash dividend of $0.01 per share on its common stock. The dividend is payable on October 15, 2010 to stockholders of record on September 30, 2010.

2010 OUTLOOK

The Company anticipates that for 2010:

•	Comparable hotel RevPAR will increase 5.5% to 6.5%;

•	Operating profit margins under GAAP would increase approximately 245 basis points to 275 basis points; and

•	Comparable hotel adjusted operating profit margins would range from approximately flat to an increase of 15 basis points.

Based upon these parameters, the Company estimates that its full year 2010 guidance is as follows:

•	loss per diluted share should be approximately $(.23) to $(.22);

•	net loss should be approximately $(150) million to $(137) million;

•

FFO per diluted share should be approximately $.67 to $.69 (including the effect of a reduction of $.04 to $.05 due to debt extinguishment costs, a potential litigation loss and pursuit costs for completed acquisitions); and

•	Adjusted EBITDA should be approximately $815 million to $830 million.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 104 properties in the United States and 9 international properties totaling approximately 62,000 rooms, and also holds a non-controlling interest in a joint venture that owns 11 hotels in Europe with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Meridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 12, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. When distinguishing between Host and Host LP, the primary difference is approximately 2% of the partnership interests in Host LP held by outside partners as of September 10, 2010, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income/loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	September 10, 2010	December 31, 2009
	(unaudited)
ASSETS

Property and equipment, net	$10,452	$10,231
Assets held for sale	—	8
Due from managers	59	29
Investments in affiliates	136	153
Deferred financing costs, net	39	49
Furniture, fixtures and equipment replacement fund	153	124
Other	334	266
Restricted cash	84	53
Cash and cash equivalents	838	1,642

Total assets	$12,095	$12,555

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $1,146 million and $1,123 million, respectively, net of discount, of Exchangeable Senior Debentures (b)	$3,989	$4,534
Credit facility	57	—
Mortgage debt	1,270	1,217
Other	108	86

Total debt	5,424	5,837
Accounts payable and accrued expenses	187	174
Other	201	194

Total liabilities	5,812	6,205

Non-controlling interests—Host Hotels & Resorts, L.P.	154	139

Host Hotels & Resorts, Inc. stockholders’ equity:
Cumulative redeemable preferred stock (liquidation preference $0 and $100 million, respectively) 50 million shares authorized; 0 and 4 million shares issued and outstanding, respectively shares issued and outstanding, respectively	—	97
Common stock, par value $.01, 1,050 million shares authorized; 660.1 million shares and 646.3 million shares issued and outstanding, respectively	7	6
Additional paid-in capital	7,026	6,875
Accumulated other comprehensive income	9	12
Deficit	(946)	(801)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,096	6,189
Non-controlling interests—other consolidated partnerships	33	22

Total equity	6,129	6,211

Total liabilities, non-controlling interests and equity	$12,095	$12,555

(a)	Our consolidated balance sheet as of September 10, 2010 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	The principal balance of the exchangeable senior debentures is $1,251 million.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 10, 2010	September 11, 2009	September 10, 2010	September 11, 2009
Revenues
Rooms	$629	$574	$1,785	$1,696
Food and beverage	254	239	849	823
Other	63	68	192	223

Total full-service hotel sales	946	881	2,826	2,742
Rental income	4	4	24	21
Hotels leased from Hospitality Properties Trust (b)	56	18	93	55

Total revenues	1,006	903	2,943	2,818

Expenses
Rooms	178	167	497	465
Food and beverage	213	203	641	627
Other departmental and support expenses	277	259	778	754
Management fees	37	32	112	106
Other property-level expenses	68	75	212	214
Hotels leased from Hospitality Properties Trust (b)	56	19	94	56
Depreciation and amortization (c)	134	137	409	429
Corporate and other expenses	20	19	69	51

Total operating costs and expenses	983	911	2,812	2,702

Operating profit (loss)	23	(8)	131	116
Interest income	2	1	3	5
Interest expense (d)	(89)	(95)	(268)	(264)
Net gains on property transactions and other	—	11	—	13
Gain (loss) on foreign currency transactions and derivatives	(1)	1	(6)	5
Equity in losses of affiliates	(1)	(2)	(5)	(36)

Loss before income taxes	(66)	(92)	(145)	(161)
Benefit for income taxes	5	25	21	29

Loss from continuing operations	(61)	(67)	(124)	(132)
Income (loss) from discontinued operations	—	9	(2)	(55)

Net loss	(61)	(58)	(126)	(187)
Less: Net loss attributable to non-controlling interests	3	3	2	5

Net loss attributable to Host Hotels & Resorts, Inc.	(58)	(55)	(124)	(182)
Less: Dividends on preferred stock	—	(2)	(4)	(6)
Issuance costs of redeemed preferred stock	—	—	(4)	—

Net loss available to common stockholders	$(58)	$(57)	$(132)	$(188)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(.09)	$(.11)	$(.20)	$(.23)
Discontinued operations	—	.02	—	(.10)

Basic and diluted loss per common share	$(.09)	$(.09)	$(.20)	$(.33)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	On July 6, 2010, we terminated the subleases for the hotels leased from Hospitality Properties Trust (“HPT”) and now act as owner under the management agreements. Accordingly, beginning in the third quarter of 2010, we recorded the operations of the hotels instead of rental income. As a result, we recorded $50 million of hotel revenues related to the 71 properties, as well as an incremental $6 million of rental income earned in the third quarter prior to the sublease termination. Additionally, we recorded $37 million of hotel expenses related to the 71 properties, as well as $19 million of rental expense due to HPT in the third quarter. For year-to-date 2010, revenues include $50 million of hotel revenues and $43 million of rental revenues, as well as $37 million of hotel expenses and $57 million of rental expense related to these properties. The property revenues and rental income recorded less the hotel expenses and rental expenses recorded resulted in a slight loss for all periods presented.
(c)	For year-to-date 2009, we recorded non-cash impairment charges totaling $131 million based on the difference between the discounted cash flows and the carrying amount. Of these impairment charges, $20 million was included in depreciation expense, $77 million was included in discontinued operations and $34 million is included in equity in earnings (losses) of affiliates.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions except per share amounts)

(d)	Interest expense includes the following items:

	Quarter ended		Year-to-date ended
	September 10, 2010	September 11, 2009	September 10, 2010	September 10, 2009
Non-cash interest for exchangeable debentures	$7	$6	$23	$19
Loss (gain) on debt extinguishments	7	2	15	(8)

Total	$14	$8	$38	$11

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 10, 2010	September 11, 2009	September 10, 2010	September 11, 2009
Net loss	$(61)	$(58)	$(126)	$(187)
Net loss attributable to non-controlling interests	3	3	2	5
Dividends on preferred stock	—	(2)	(4)	(6)
Issuance costs of redeemed preferred stock (a)	—	—	(4)	—

Loss available to common stockholders	(58)	(57)	(132)	(188)
Assuming deduction of gain recognized for the repurchase of the 2004 Debentures (b)	—	—	—	(2)

Diluted loss available to common stockholders	$(58)	$(57)	$(132)	$(190)

Basic weighted average shares outstanding	654.5	606.1	651.7	568.7
Diluted weighted average shares outstanding (c)	654.5	606.1	651.7	570.1

Basic and diluted loss per share (d)(e)	$(.09)	$(.09)	$(.20)	$(.33)

(a)	Represents the original issuance costs associated with the Class E preferred stock, which were redeemed during the second quarter of 2010.
(b)

During the first quarter of 2009, we repurchased $75 million face amount of our 3 1/4% Exchangeable Senior Debentures (“the 2004 Debentures”) with a carrying value of $72 million for $69 million. The adjustments to dilutive earnings per common share related to the 2004 Debentures repurchased during the first quarter 2009 include the $3 million gain on repurchase, net of interest expense on the repurchased debentures.

(c)	Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(d)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders, as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities.
(e)	See notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share” for information on significant items affecting diluted earnings per common share for which no adjustments were made.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of September 10, 2010		Quarter ended September 10, 2010			Quarter ended September 11, 2009			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR
Pacific	26	14,581	$161.40	78.8%	$127.20	$155.71	75.1%	$116.86	8.8%
Mid-Atlantic	10	8,328	210.06	82.3	172.96	195.30	80.2	156.62	10.4
North Central	13	5,897	138.44	70.8	97.99	129.60	69.8	90.48	8.3
South Central	9	5,687	129.87	64.7	84.07	128.42	64.1	82.38	2.1
Florida	9	5,677	145.43	64.5	93.76	144.33	58.1	83.84	11.8
DC Metro	12	5,416	171.91	77.7	133.55	164.33	76.7	126.11	5.9
Atlanta	8	4,252	144.72	63.2	91.53	144.45	60.5	87.34	4.8
New England	7	3,924	170.94	81.9	139.94	159.94	77.0	123.13	13.7
Mountain	7	2,889	124.10	59.2	73.46	123.59	58.2	71.87	2.2
International	7	2,473	151.89	66.6	101.22	139.39	60.9	84.83	19.3

All Regions	108	59,124	161.80	73.3	118.66	154.83	70.4	109.05	8.8

	As of September 10, 2010		Year-to-Date ended September 10, 2010			Year-to-Date ended September 11, 2009			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR
Pacific	26	14,581	$160.70	72.9%	$117.19	$169.06	68.1%	$115.11	1.8%
Mid-Atlantic	10	8,328	208.00	79.9	166.11	203.13	73.9	150.17	10.6
North Central	13	5,897	130.17	64.4	83.77	128.84	61.5	79.21	5.8
South Central	9	5,687	142.95	68.5	97.97	144.63	64.8	93.72	4.5
Florida	9	5,677	184.48	71.7	132.30	189.56	65.0	123.22	7.4
DC Metro	12	5,416	188.18	76.0	142.97	190.83	75.4	143.89	(0.6)
Atlanta	8	4,252	149.12	63.8	95.17	152.94	59.9	91.59	3.9
New England	7	3,924	169.37	70.6	119.51	163.00	63.5	103.46	15.5
Mountain	7	2,889	148.74	64.6	96.02	162.28	59.6	96.67	(0.7)
International	7	2,473	154.43	65.2	100.71	138.55	60.9	84.39	19.3

All Regions	108	59,124	167.81	71.2	119.56	169.70	66.7	113.18	5.6

Comparable Hotels by Property Type (a)

	As of September 10, 2010		Quarter ended September 10, 2010			Quarter ended September 11, 2009			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR
Urban	52	33,122	$174.64	77.4%	$135.13	$165.07	75.1%	$123.97	9.0%
Suburban	29	10,964	136.31	68.0	92.68	132.75	64.3	85.33	8.6
Resort/Conference	13	8,082	183.34	63.2	115.79	181.51	58.7	106.50	8.7
Airport	14	6,956	111.92	74.3	83.13	107.88	71.5	77.13	7.8

All Types	108	59,124	161.80	73.3	118.66	154.83	70.4	109.05	8.8

	As of September 10, 2010		Year-to-Date ended September 10, 2010			Year-to-Date ended September 11, 2009			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR
Urban	52	33,122	$178.42	73.4%	$130.97	$177.33	69.0%	$122.38	7.0%
Suburban	29	10,964	137.71	66.3	91.27	141.67	61.1	86.51	5.5
Resort/Conference	13	8,082	209.63	68.4	143.37	221.67	63.7	141.28	1.5
Airport	14	6,956	114.69	72.1	82.74	116.70	68.0	79.41	4.2

All Types	108	59,124	167.81	71.2	119.56	169.70	66.7	113.18	5.6

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	September 10, 2010	September 11, 2009	September 10, 2010	September 11, 2009

Number of hotels	108	108	108	108
Number of rooms	59,124	59,124	59,124	59,124
Percent change in comparable hotel RevPAR	8.8%	—	5.6%	—
Operating profit margin under GAAP (b)	2.3%	(.9)%	4.5%	4.1%
Comparable hotel adjusted operating profit margin (b)	17.40%	15.90%	20.75%	20.95%

Comparable hotel sales
Room	$611	$562	$1,757	$1,662
Food and beverage	252	237	851	816
Other (c)	62	66	188	218

Comparable hotel sales (d)	925	865	2,796	2,696

Comparable hotel expenses
Room	175	165	489	458
Food and beverage	211	202	639	621
Other	37	37	107	107
Management fees, ground rent and other costs	341	323	981	945

Comparable hotel expenses (e)	764	727	2,216	2,131

Comparable hotel adjusted operating profit	161	138	580	565
Non-comparable hotel results, net (f)	16	10	28	31
Office buildings and hotels leased from HPT (g)	—	—	1	—
Depreciation and amortization	(134)	(137)	(409)	(429)
Corporate and other expenses	(20)	(19)	(69)	(51)

Operating profit	$23	$(8)	$131	$116

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit (loss) by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	Other revenues for 2009 include incremental cancellation and attrition fees of $5 million and $33 million for the third quarter and year-to-date, respectively, as compared to 2010. The incremental attrition and cancellation fees adversely affected 2010 comparable hotel adjusted operating profit margins by 50 basis points and 90 basis points for the quarter and year-to-date, respectively, when compared to 2009.
(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended		Year-to-date ended
	September 10, 2010	September 11, 2009	September 10, 2010	September 11, 2009
Revenues per the consolidated statements of operations	$1,006	$903	$2,943	$2,818
Non-comparable hotel sales	(34)	(28)	(81)	(83)
Hotel sales for the property for which we record rental income, net	10	9	36	31
Rental income for office buildings and revenues for hotels leased from HPT	(57)	(19)	(97)	(58)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	(5)	(12)

Comparable hotel sales	$925	$865	$2,796	$2,696

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended		Year-to-date ended
	September 10, 2010	September 11, 2009	September 10, 2010	September 11, 2009
Operating costs and expenses per the consolidated statements of operations	$983	$911	$2,812	$2,702
Non-comparable hotel expenses	(18)	(18)	(53)	(56)
Hotel expenses for the property for which we record rental income	10	9	36	32
Rent expenses for office buildings and expenses for hotels leased from HPT	(57)	(19)	(96)	(58)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	(5)	(9)
Depreciation and amortization	(134)	(137)	(409)	(429)
Corporate and other expenses	(20)	(19)	(69)	(51)

Comparable hotel expenses	$764	$727	$2,216	$2,131

(f)	Non-comparable hotel results, net, includes the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.
(g)	Represents rental income less rental expense for office buildings as well as rental income less rental expense for hotels leased from HPT through July 6, 2010. Beginning on July 7, 2010, we record the operations of the hotels instead of rental income. The property revenues and rental income recorded less the hotel expenses and rental expenses recorded resulted in a slight loss for all periods presented.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	September 10, 2010	December 31, 2009
Equity
Common shares outstanding	660.1	646.3
Common shares outstanding assuming conversion of minority partner OP Units (a)	670.9	658.2
Preferred OP Units outstanding	.02	.02
Class E Preferred shares outstanding (b)	—	4.0

Security pricing
Common (c)	$14.21	$11.67
Class E Preferred (b)(c)	$—	$25.23
3 1/4 % Exchangeable Senior Debentures (d)	$1,049.5	$1,002.8
2 5/8 % Exchangeable Senior Debentures (d)	$972.0	$942.1
2 1/2 % Exchangeable Senior Debentures (d)	$1,194.6	$1,062.8

Dividends declared per share for calendar year
Common (e)(f)	$.03	$.25
Class E Preferred (b)	$.95	$2.22

Debt

Senior notes	Rate	Maturity date
Series K	7 1/8%	11/2013	$500	$725
Series M	7%	8/2012	—	344
Series O	6 3/8%	3/2015	650	650
Series Q	6 3/4%	6/2016	800	800
Series S	6 7/8%	11/2014	498	498
Series T	9%	5/2017	388	387
Exchangeable senior debentures	3 1/4%	4/2024	325	323
Exchangeable senior debentures (g)	2 5/8%	4/2027	496	484
Exchangeable senior debentures (g)	2 1/2%	10/2029	325	316
Senior notes	10%	5/2012	7	7
Credit facility (h)	1.5%	9/2011	57	—

			4,046	4,534

Mortgage debt and other
Mortgage debt (non-recourse) (i)	1.9-9.8%	1/2011-12/2023	1,270	1,217
Other (j)	7.0-7.8%	10/2014-12/2017	108	86

Total debt (k)(l)			$5,424	$5,837

Percentage of fixed rate debt			85%	88%
Weighted average interest rate			6.5%	6.6%
Weighted average debt maturity			3.9 years	4.4 years

	Quarter ended		Year-to-date ended
	September 10, 2010	September 11, 2009	September 10, 2010	September 11, 2009
Hotel Operating Statistics for All Properties (m)
Average daily rate	$163.16	$154.90	$168.52	$169.40
Average occupancy	73.6%	70.0%	71.1%	66.2%
RevPAR	$120.10	$108.49	$119.88	$112.09

(a)	Each OP Unit is redeemable for cash or, at the option of the Company, 1.021494 common shares of Host. At September 10, 2010 and December 31, 2009, there were 10.6 million and 11.7 million common OP Units, respectively, held by minority partners that were redeemable into 10.8 million and 11.9 million shares, respectively, of Host common stock.
(b)	On June 18, 2010, the Company redeemed its 8 7/8% Class E cumulative redeemable preferred stock at a redemption price of $25.00 per share, plus accrued dividends.
(c)	Share prices are the closing price as reported by the New York Stock Exchange.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(d)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(e)	On December 18, 2009, Host paid approximately 90% of the 2009 special dividend with Host common stock, or 13.4 million common shares, with the remaining 10% paid with cash of approximately $15.6 million.
(f)	On September 16, 2010, the Company declared a third quarter common cash dividend of $0.01 per share.
(g)

The principal balance outstanding of the 2 5/8% Exchangeable Senior Debentures due 2027 (the “2007 Debentures”) and the 2 1/2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) is $526 million and $400 million, respectively. The discounts related to these exchangeable debentures are amortized through the first date at which the holders can require Host to repurchase the exchangeable debentures for cash (April 2012 for the 2007 Debentures and October 2015 for the 2009 Debentures).

(h)	We have $543 million of available capacity under the revolver portion of the credit facility.
(i)	Mortgage debt is secured by real estate assets with an undepreciated book value of $2.0 billion and $2.1 billion and an average interest rate of 5.0% and 5.1% at September 10, 2010 and December 31, 2009, respectively, maturing through December 2023. The assets securing mortgage debt represents the book value of real estate assets. These amounts do not represent the current fair value of the assets.
(j)	In conjunction with the acquisition of the leasehold interest in Le Meridien Piccadilly, we recorded a capital lease liability of $21 million (£14 million).
(k)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of September 10, 2010, our non-controlling partners’ share of consolidated debt is $80 million and our share of debt in unconsolidated investments is $289 million.
(l)	Total debt as of September 10, 2010 and December 31, 2009 includes net discounts of $99 million and $142 million, respectively.
(m)	The operating statistics reflect all consolidated properties as of September 10, 2010 and September 11, 2009, respectively. The operating statistics include the results of operations through their date of disposition for two properties disposed of in 2010 and six properties disposed of in 2009.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 10, 2010	September 11, 2009	September 10, 2010	September 11, 2009
Net loss	$(61)	$(58)	$(126)	$(187)
Interest expense	89	95	268	264
Depreciation and amortization	134	137	409	409
Income taxes	(5)	(25)	(21)	(29)
Discontinued operations (a)	—	1	—	9

EBITDA	157	150	530	466
(Gains) losses on dispositions	—	(18)	1	(35)
Non-cash impairment charges	—	—	—	131
Amortization of deferred gains	—	(1)	—	(4)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	1	2	5	2
Pro rata EBITDA of equity investments	6	7	13	18
Consolidated partnership adjustments:
Pro rata EBITDA attributable to non-controlling partners in other consolidated partnerships	(1)	(1)	(10)	(8)

Adjusted EBITDA	$163	$139	$539	$570

	Quarter ended		Year-to-date ended
	September 10, 2010	September 11, 2009	September 10, 2010	September 11, 2009
Net loss	$(61)	$(58)	$(126)	$(187)
Less: Net loss attributable to non-controlling interests	3	3	2	5
Dividends on preferred stock	—	(2)	(4)	(6)
Issuance costs of redeemed preferred stock	—	—	(4)	—

Net loss available to common stockholders	(58)	(57)	(132)	(188)
Adjustments:
(Gains) losses on dispositions, net of taxes	—	(14)	1	(31)
Amortization of deferred gains and other property transactions, net of taxes	—	(1)	—	(4)
Depreciation and amortization (b)	133	138	409	417
Partnership adjustments	1	1	2	1
FFO of non-controlling interests of Host LP	(1)	(1)	(5)	(4)

Funds From Operations	75	66	275	191
Adjustments for dilutive securities (c):
Assuming conversion of 2004 Exchangeable Senior Debentures	2	—	—	—
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Debentures (d)	—	—	—	(2)

Diluted FFO (c)(e)	$77	$66	$275	$189

Diluted weighted average shares outstanding-EPS	654.5	606.1	651.7	570.1
Assuming issuance of common shares granted under the Comprehensive Stock Plan	2.1	1.4	2.0	1.0
Assuming conversion of 2004 Exchangeable Debentures	21.2	—	—	—

Diluted weighted average shares outstanding-FFO (c)(e)	677.8	607.5	653.7	571.1
Diluted FFO per share (c)(e)	$.11	$.11	$.42	$.33

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(b)	In accordance with the guidance on FFO per diluted share provided by NAREIT, we do not adjust net income for the non-cash impairment charges when determining our FFO per diluted share.
(c)	Earnings/loss per diluted share and FFO per diluted share in accordance with NAREIT are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(d)	During 2009, we repurchased $75 million of the 2004 Debentures with a carrying value of $72 million for $69 million. The adjustments to dilutive FFO related to the 2004 Debentures repurchased during the year include the $3 million gain on repurchase, net of interest expense on the repurchased exchangeable debentures.
(e)	FFO per diluted share, earnings per diluted share and Adjusted EBITDA were significantly affected by certain transactions, the effects of which are shown in the table below (in millions, except per share amounts):

	Quarter ended September 10, 2010			Quarter ended September 11, 2009
	Net Income (Loss)	FFO	Adjusted EBITDA	Net Income (Loss)	FFO
Gain (loss) on dispositions, net of taxes	$—	$—	$—	$14	$—
Gain (loss) on debt extinguishments (1)	(7)	(7)	—	(2)	(2)
Acquisition costs (2)	(3)	(3)	(3)	—	—

Total	$(10)	$(10)	$(3)	$12	$(2)

Diluted shares	654.5	677.8		606.1	607.5
Per diluted share	$(.02)	$(.02)		$.02	$—

	Year-to-date ended September 10, 2010			Year-to-date ended September 11, 2009
	Net Income (Loss)	FFO	Adjusted EBITDA	Net Income (Loss)	FFO
Gain (loss) on dispositions, net of taxes	$(1)	$—	$—	$31	$—
Non-cash impairment charges (3)	—	—	—	(131)	(131)
Gain (loss) on debt extinguishments (1)	(15)	(15)	—	5	5
Preferred stock redemption (4)	(4)	(4)	—	—	—
Acquisition costs (2)	(4)	(4)	(4)	—	—
Potential loss on litigation (5)	(4)	(4)	(4)	—	—
Loss attributable to non-controlling interests (6)	1	1	—	2	3

Total	$(27)	$(26)	$(8)	$(93)	$(123)

Diluted shares	651.7	653.7		570.1	571.1
Per diluted share	$(.04)	$(.04)		$(.16)	$(.22)

(1)	For 2010, these costs include those associated with the redemption of the Series M and Series K Senior Notes. For 2009, the costs include gain/losses associated with the repayment of exchangeable debentures and the credit facility term loan. Additionally, as prescribed by the sharing agreement with the successor borrower in connection with the 2007 defeasance of a $514 million collateralized mortgage-backed security, we received $7 million for year-to-date 2009 and recorded the gain as a reduction of interest expense.
(2)	Represents costs incurred related to acquisitions and investments during 2010. Previously, these costs would have been capitalized as part of the acquisition; however, under new accounting requirements these costs are expensed and deducted from net income, FFO and EBITDA.
(3)	During 2009, we recorded non-cash impairment charges totaling $131 million in accordance with GAAP based on the difference between the fair value and the carrying amount of certain properties.
(4)	Represents the original issuance costs of the Class E preferred stock, which were redeemed on June 18, 2010.
(5)	Includes the accrual of a potential litigation loss in the first quarter of 2010.
(6)	Represents the portion of the significant items attributable to non-controlling partners in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

Funds From Operations per Diluted Share for Full Year 2010 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2010
	Low-end of range	High-end of range
Net loss	$(150)	$(137)
Interest expense	382	382
Depreciation and amortization	598	598
Income taxes	(29)	(27)

EBITDA	801	816
Equity investment adjustments:
Equity in losses of affiliates	5	5
Pro rata Adjusted EBITDA of equity investments	23	23
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(14)	(14)

Adjusted EBITDA	$815	$830

	Full Year 2010 Forecast
	Low end of Range	High end of Range
Net loss	$(150)	$(137)
Less: Net loss attributable to non-controlling interests	4	3
Dividends on preferred stock	(4)	(4)
Issuance costs of redeemed preferred stock	(4)	(4)

Net loss available to common stockholders	(154)	(142)
Adjustments:
Depreciation and amortization	597	597
Gains on dispositions, net of taxes	1	1
Partnership adjustments	3	5
FFO of non-controlling interests of Host LP	(7)	(8)

FFO	440	453
Adjustment for dilutive securities:
Assuming conversion of exchangeable senior debentures	13	13

Diluted FFO	$453	$466

Weighted average diluted shares (EPS)	655.4	655.4
Weighted average diluted shares (FFO) (b)	678.0	678.0
Loss per diluted share	$(.23)	$(.22)
FFO per diluted share	$.67	$.69

(a)	The full year 2010 forecasts were based on the below assumptions:

•	Comparable hotel RevPAR will increase 5.5% to 6.5% for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will range from flat to an increase of 15 basis points for the low and high ends of the forecasted range, respectively.

•	We expect to spend approximately $300 million to $320 million on capital expenditures in 2010.

•

Costs associated with debt extinguishments, the additional accrual recorded in the first quarter of 2010 for the potential litigation loss related to the San Antonio Marriott Rivercenter and pursuit costs for completed acquisitions (described below) will decrease earnings and FFO per share by $.04 to $.05.

•	Interest expense includes approximately $50 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•

The above results reflect our completed acquisitions to date totaling approximately $430 million, as well as the related acquisition pursuit costs of approximately $5 million we expect to incur in 2010. Previously, costs related to successful acquisitions were capitalized; however, under new accounting requirements, these costs are expensed and deducted from net income, FFO and EBITDA.

For a discussion of additional items that may affect forecasted results see Notes to the Financial Information.

(b)	The full year 2010 forecast FFO per diluted share includes 21.2 million shares for the dilution of the 2004 Exchangeable Senior Debentures. For the fourth quarter 2010, we anticipate that the diluted FFO shares will include 21.2 million shares related to the dilution of the 2004 Exchangeable Senior Debentures, as well as 28.4 million shares related to the dilution of the 2009 Exchangeable Senior Debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2010 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2010
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	4.8%	5.1%
Comparable hotel adjusted operating profit margin (c) (d)	21.1%	21.2%

Comparable hotel sales
Room	$2,584	$2,608
Other	1,529	1,545

Comparable hotel sales (e)	4,113	4,153

Comparable hotel expenses
Rooms and other departmental costs	1,801	1,826
Management fees, ground rent and other costs	1,446	1,447

Comparable hotel expenses (f)	3,247	3,273

Comparable hotel adjusted operating profit	866	880
Non-comparable hotel results, net	47	48
Hotels leased from HPT and office buildings, net	(2)	(2)
Depreciation and amortization	(598)	(598)
Corporate and other expenses	(102)	(102)

Operating profit	$211	$226

(a)	Forecasted comparable hotel results include 108 hotels that we have assumed will be classified as comparable as of December 31, 2010. No assurances can be made as to the hotels that will be in the comparable hotel set for 2010. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Funds From Operations per Diluted Share For Full Year 2010 Forecasts” for other forecast assumptions.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (e) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	Other revenues for 2009 include incremental cancellation and attrition fees of $40 million over the anticipated 2010 levels. Therefore, we anticipate that the incremental attrition and cancellation fees will adversely affect 2010 comparable hotel adjusted operating profit margins by 70 basis points when compared to 2009.
(e)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2010
	Low-end of range	High-end of range
Revenues	$4,401	$4,443
Non-comparable hotel sales	(163)	(165)
Revenues for hotels leased from HPT and office buildings	(174)	(174)
Hotel sales for the property for which we record rental income, net	49	49

Comparable hotel sales	$4,113	$4,153

(f)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2010
	Low-end of range	High-end of range
Operating costs and expenses	$4,190	$4,217
Non-comparable hotel and other expenses	(116)	(117)
Expenses for hotels leased from HPT and office buildings	(176)	(176)
Hotel expenses for the property for which we record rental income	49	49
Depreciation and amortization	(598)	(598)
Corporate and other expenses	(102)	(102)

Comparable hotel expenses	$3,247	$3,273

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: the level of RevPAR and margin growth may change significantly and the continued economic uncertainty and volatility in the credit markets have created limited visibility for advance bookings for both transient and group business and, accordingly, our ability to predict operating results; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the number of shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our filings with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2010 ended on September 10, and the third quarter of 2009 ended on September 11, though both quarters reflect twelve weeks of operations. In contrast, the September 10, 2010 year-to-date operations included 253 days of operations, while the September 11, 2009 year-to-date operations included 254 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 42% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results will typically differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the third quarter of 2010 reflect 12 weeks of operations for the period from June 19, 2010 to September 10, 2010 for our Marriott-managed hotels and results from June 1, 2010 to August 31, 2010 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the third quarter of 2009 reflect 12 weeks of operations for the period from June 20, 2009 to September 11, 2009 for our Marriott-managed hotels and results from June 1, 2009 to August 31, 2009 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2010 reflect 36 weeks for the period from January 2, 2010 to September 10, 2010 for our Marriott-managed hotels and results from January 1, 2010 to August 31, 2010 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2009 reflect 36 weeks for the period from January 3, 2009 to September 11, 2009 for our Marriott-managed hotels and results from January 1, 2009 to August 31, 2009 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are consolidated by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations for the entirety of the reporting periods being compared and (ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects during the reporting periods being compared. Of the 112 full-service hotels that we owned on September 10, 2010, 108 have been classified as comparable hotels. The 71 select-service hotels leased from HPT are not included as comparable hotels. The operating results of the following hotels that we owned or leased as of September 10, 2010 are excluded from comparable hotel results for these periods:

•	Le Meridien Piccadilly (acquired leasehold interest in July 2010);

•	Westin Chicago River North (acquired in August 2010);

•	W New York, Union Square (acquired in September 2010);

•	San Diego Marriott Hotel & Marina (significant renovations); and

•	53 Courtyard by Marriott properties and 18 Residence Inn by Marriott properties leased from HPT.

The operating results of the eight hotels we disposed of during the first three quarters of 2010 and during 2009 are not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments. Due to the current significant renovations associated with a multi-year capital project at the San Diego Marriott Hotel & Marina, this hotel has been classified as non-comparable for all periods presented.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO and FFO per Diluted Share

We present FFO and FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance and is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•

Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ positions in the partnership or joint venture.

•

Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.